UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 20, 2007
The St. Joe Company
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-10466	59-0432511

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

245 Riverside Avenue, Suite 500 Jacksonville, FL	32202

(Address of Principal Executive Offices)	(Zip Code)
(904) 301-4200

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated August 7, 2007

Explanatory Note
This Form 8-K/A amends the Current Report on Form 8-K filed by The St. Joe Company with the Securities and Exchange Commission on June 22, 2007 (the “Original 8-K”), regarding the closing of the sale of 15 of the 17 properties in the Company’s office building portfolio. The information previously reported in the Original 8-K is hereby incorporated by reference into this Form 8-K/A, except to the extent such information has been modified or amended as described herein.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 7, 2007, the Company closed the sale of one of the remaining two buildings in its office building portfolio to an affiliate of Eola Capital, LLC for $56.0 million. The Company received cash proceeds of approximately $26.7 million, and approximately $29.3 million of mortgage debt was defeased in connection with the sale. Additional information regarding the sale is set forth in our press release dated August 7, 2007, a copy of which is filed as exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(b) Pro forma financial information:
The pro forma consolidated statement of income for the year ended December 31, 2006 and notes thereto included in the Original 8-K were presented with adjustments to include all 17 buildings in the pro forma results as discontinued operations. After further analysis, the Company determined that it should reflect the income from three of the 17 buildings as “continuing operations” rather than “discontinued operations”, due to the significance of expected cash outflows in the form of rent payments that the Company will continue to recognize. As a result, the revised pro forma consolidated statement of income for the year ended December 31, 2006 included herein contains adjustments for discontinued operations that differ from those reported in the Original 8-K (See Note A to the pro forma consolidated statement of income for additional information).
A pro forma consolidated balance sheet as of June 30, 2007 and notes thereto are included herein. This pro forma balance sheet is presented as if the building sale described in Item 2.01 above had occurred as of June 30, 2007. Also, due to the change in accounting treatment described above, additional tenant improvements made to the buildings and other final accounting adjustments, the pro forma balance sheet included herein reflects a gain from the sale of the 15 buildings that closed on June 20, 2007 that differs from that reported in the Original 8-K. (See Note F to the pro forma consolidated balance sheet for additional information).
(c) Exhibits

99.1	Press Release dated August 7, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY
Dated: August 13, 2007	By:	/s/ Janna L. Connolly
Janna L. Connolly
Chief Accounting Officer

The St. Joe Company
Pro Forma Consolidated Financial Statements
On June 20, 2007, the Company closed the sale of 15 of the 17 buildings in its office building portfolio as described in the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2007. On August 7, 2007, the Company closed the sale of one of the remaining two buildings in the office building portfolio. The following unaudited pro forma consolidated balance sheet is based upon the Company’s historical financial statements and gives effect to the August 7, 2007 sale. The sale of the remaining building is anticipated to close in the third quarter 2007.
The unaudited pro forma consolidated balance sheet as of June 30, 2007 is presented as if the August 7, 2007 sale had been completed as of June 30, 2007. No unaudited pro forma consolidated statement of income for the three months ended June 30, 2007 is presented since the income from the 14 buildings treated as discontinued operations was previously reported as discontinued operations in the Company’s consolidated statement of income included in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2007. The unaudited pro forma consolidated statement of income for the year ended December 31, 2006 is presented as if the sale of all 17 buildings had occurred as of January 1, 2006.
These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the period ended June 30, 2007.
The unaudited pro forma consolidated financial statements are not necessarily indicative of what the actual financial position of the Company would have been at June 30, 2007 assuming the transaction had been completed as set forth above, nor does it purport to represent the financial position of the Company in future periods.

THE ST. JOE COMPANY
PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2007
(Unaudited)
(Dollars in thousands)

	June 30, 2007			June 30, 2007
	Historical	Sale of Buildings		Pro forma

ASSETS

Investment in real estate	$887,632			$887,632
Cash and cash equivalents	20,187	$25,843	(A)	46,030
Marketable securities		31,214	(B)	31,214
Accounts receivable, net	13,631			13,631
Notes receivable	112,951			112,951
Prepaid pension asset	102,961			102,961
Property, plant and equipment, net	42,489			42,489
Goodwill, net	26,287			26,287
Other intangible assets, net	2,645			2,645
Other assets	31,626			31,626
Assets held for sale	93,868	(49,949	)(C)	43,919

	$1,334,277	$7,108		$1,341,385

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Debt	$428,526	$29,329	(B)	$457,855
Accounts payable	97,909			97,909
Accrued liabilities	73,041	1,943	(B)	74,984
Income tax payable	72,937	21,995	(D)	94,932
Deferred income taxes	102,283	(19,503	)(D)	82,780
Liabilities associated with assets held for sale	60,384	(30,722	)(E)	29,662

Total liabilities	835,080	3,042		838,122

Minority interest in consolidated subsidiaries	7,378			7,378

STOCKHOLDERS’ EQUITY:
Common stock, no par value; 180,000,000 shares authorized; 104,498,861 issued at June 30, 2007.	317,421			317,421
Retained earnings	1,099,576	4,066	(F)	1,103,642
Accumulated other comprehensive income	(688)			(688)
Treasury stock at cost, 30,104,211 shares held at June 30, 2007.	(924,490)			(924,490)

Total stockholders’ equity	491,819	4,066		495,885

	$1,334,277	$7,108		$1,341,385

See accompanying notes to pro forma consolidated balance sheet.

The St. Joe Company
June 30, 2007
(Unaudited)
Notes to pro forma consolidated balance sheet
(A)	On August 7, 2007, the Company closed the sale of one of the remaining two properties in the office building portfolio for a sales price of $56.0 million. The Company received net cash proceeds of $25.8 million related to the sale of the building.

(B)	In connection with the sale, the existing mortgage on the building was defeased. The defeasance transaction resulted in the establishment of a defeasance trust and deposit of proceeds for $31.2 million of which $29.3 million will be used to pay down the related mortgage debt. The proceeds were invested in government backed securities to fund the future debt payments as they become due. In addition, a liability adjustment has been recorded for $1.9 million and represents the excess premium associated with the debt defeasance transaction.

(C)	The Company had recorded all assets associated with the building as held for sale at June 30, 2007. The adjustment relates to the asset basis of the building sold. The remaining balance in assets held for sale represents the one remaining office building to be sold.

(D)	The Company has recorded deferred tax liabilities of $19.5 million related to the building. The income tax payable includes $21.9 million of tax due on gain on sale of which $19.5 million related to the reversal of deferred tax liabilities. The Company intends to pay the income tax payable in 2007 by borrowing on its revolving credit facility.

(E)	The Company had recorded all liabilities associated with the building as held for sale at June 30, 2007. The adjustment includes liabilities of $1.3 million outstanding at June 30, 2007 related to the office building sold and the defeasance of $29.3 million of mortgage debt. The remaining balance in liabilities held for sale is primarily made up of the $28.7 million of mortgage debt on the sale of the one remaining office building to be closed.

(F)	The Company has reflected a pre tax gain related to the sale of the office building of approximately $6.6 million ($4.1 million after tax).
          In our Form 8-K filed on June 22, 2007, the Company reported a preliminary pre-tax gain on the sale of the 15 properties closed on June 20, 2007 of approximately $53.5 million ($33.1 million after tax). The final pre-tax gain reported in our Form 10-Q for the period ended June 30, 2007 was $48.6 million ($30.3 million net of tax), of which $3.3 million ($2.1 million net of tax) has been deferred due to sale leaseback transactions on three of the properties.

THE ST. JOE COMPANY
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(Unaudited)
(Dollars in thousands)

		Year Ended December 31,
		2006
	Historical	Sale of buildings		Pro forma

Revenues:
Real estate sales	$638,126			$638,126
Rental revenues	41,003	$(35,921	)(A)	5,082
Timber sales	29,937			29,937
Other revenues	39,126			39,126

Total revenues	748,192	(35,921)		712,271

Expenses:
Cost of real estate sales	407,077			407,077
Cost of rental revenues	16,933	(12,988	)(A)	3,945
Cost of timber sales	21,899			21,899
Cost of other revenues	41,649			41,649
Other operating expenses	77,385	(843	)(A)	76,542
Corporate expense, net	51,262			51,262
Depreciation and amortization	38,844	(17,886	)(A)	20,958
Impairment losses	1,500			1,500
Restructuring charge	13,416			13,416

Total expenses	669,965	(31,717)		638,248

Operating profit	78,227	(4,204)		74,023

Other income (expense):
Investment income, net	5,138	1,567	(B)	6,705
Interest expense	(20,566)	10,114	(C)	(10,452)
Other, net	(526)			(526)

Total other income (expense)	(15,954)	11,681		(4,273)

Income from continuing operations before equity in income of unconsolidated affiliates, income taxes, and minority interest	62,273	7,477		69,750
Equity in income of unconsolidated affiliates	9,307			9,307
Income tax expense	25,157	2,841	(D)	27,998

Income from continuing operations before minority interest	46,423	4,636		51,059
Minority interest	6,137			6,137

Income from continuing operations	$40,286	$4,636		$44,922

Earnings per share
Basic
Income from continuing operations	$0.54			$0.61
Diluted
Income from continuing operations	$0.54			$0.60

Weighted average shares outstanding — basic	73,719,415			73,719,415
Weighted average shares outstanding — diluted	74,419,159			74,419,159
See accompanying notes to pro forma consolidated statement of income.

The St. Joe Company
December 31, 2006
(Unaudited)
Notes to pro forma consolidated statement of income
(A)	On June 20, 2007, the Company completed the sale of 15 of the 17 properties in the office building portfolio. In addition, on August 7, 2007 the Company closed on the sale of one of the remaining two properties. The adjustment reflects the pre tax results of operations related to 14 of the 17 properties of the portfolio, including the one remaining office building with an anticipated closing in the third quarter 2007. In our Form 8-K filed on June 22, 2007, the Company included an adjustment to include all 17 buildings in the pro forma results for the year ended December 31, 2006 as discontinued operations. After further analysis, the Company determined that it should reflect the income from three of the 17 buildings as “continuing operations” rather than “discontinued operations”, due to the significance of expected cash outflows in the form of rent payments that the Company will continue to recognize. As a result, the adjustments for discontinued operations reported in the accompanying pro forma income statement differ from those reported in the June 22, 2007 Form 8-K.

(B)	Adjustment reflects investment income earned on net proceeds invested.

(C)	Interest expense adjustment includes interest on mortgage debt related to 14 properties in the office building portfolio. In addition, interest expense includes an adjustment of $3.5 million related to interest on our revolving credit facility which was assumed to have been paid down with our purchase proceeds.

(D)	Income tax expense adjustment includes tax expense related to 14 properties in the office building portfolio.